UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2010, Baltic Trading Limited (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) in relation to its senior secured revolving credit facility (the “Credit Facility”).  The Company had previously disclosed the bank commitment for this amendment and restatement in its earnings press release dated November 3, 2010 announcing its financial results for the third quarter of 2010.  The lenders under the credit facility are Nordea Bank Finland plc, acting through its New York branch, and Skandinaviska Enskilda Banken AB.

Among other things, the Amended and Restated Credit Agreement implements the following modifications to the terms of the Credit Facility, which the Company had originally entered into on April 16, 2010:

•	The commitment amount has increased to $150 million from $100 million under the original Credit Facility.

•	Amounts borrowed will bear interest at LIBOR plus a margin of 3.00% as compared to 3.25% under the original Credit Facility.

•	The term of the Credit Facility has been extended to six years from the approximately 3.5 years that were remaining under the original Credit Facility.

•	The repayment structure has been modified to provide for eleven semi-annual commitment reductions of $5.0 million each with a balloon payment at the maturity date of the facility.

Borrowings of up to $25 million under the Credit Facility continue to be available for working capital purposes.

A copy of the Amended and Restated Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to such exhibit.  The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of November 30, 2010, by and among Baltic Trading Limited, various lenders named therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Security Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE:  December 1, 2010

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of November 30, 2010, by and among Baltic Trading Limited, various lenders named therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Security Trustee.